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                                                                EXHIBIT 5.1



          [LOWENSTEIN, SANDLER, KOHL, FISHER & BOYLAN LETTERHEAD]


                              December 9, 1996



Inrad, Inc.
181 LeGrand Avenue
Northvale, NJ 07647

Gentlemen:

          You have requested our opinion in connection with the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of 500,000 shares of the common stock, par value $.001 per share (the "Common Stock"), of Inrad, Inc. (the "Company") on a registration statement on Form S-8 ("Registration Statement"). The shares of Common Stock to which the Registration Statement relates are issuable in connection with the Inrad, Inc. Key Employee Compensation Program (the "Plan").

          We have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, communications or certifications of public officials, certificates of officers, directors and representatives of the Company, and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

          Based upon the foregoing and relying upon statements of fact contained in the documents which we have examined, we are of the opinion that the shares of Common Stock offered by the Company pursuant to the Plan, when issued in accordance with the Plan, will be legally issued, fully paid, and non-assessable.

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Inrad, Inc.                                                December 9, 1996
Page 2



          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto.

                                            Very truly yours,

                                            LOWENSTEIN, SANDLER, KOHL,
                                                FISHER & BOYLAN,
                                            A Professional Corporation



                                            By:  /s/Alan Wovsaniker
                                               --------------------------
                                                 Alan Wovsaniker